FOR IMMEDIATE RELEASE
                                                           ---------------------

                P&G DELIVERS DOUBLE-DIGIT GROWTH IN THIRD QUARTER
                -------------------------------------------------

         CINCINNATI, April 30, 2002 - P&G delivered double-digit volume and core earnings per share growth for the January-March quarter, exceeding Wall Street consensus estimates. This marks three quarters of sequential volume and core earnings growth.

         For the quarter ended March 31, 2002, unit volume grew 10 percent versus the prior year behind double-digit growth in the health care and beauty care businesses and strong progress in fabric and home care. Excluding acquisitions and divestitures, unit volume increased six percent. Reported net sales were $9.90 billion, up seven percent versus year-ago excluding a three percent negative foreign exchange impact, as pricing and mix effects partially offset volume growth.

         "Last quarter's results were strong across core businesses, leading brands and top countries. P&G is solidly back on track," said P&G President and Chief Executive A. G. Lafley. "To sustain stronger results long-term, we must continue to focus on consumer value, innovation leadership, outstanding brand marketing and disciplined cash and cost management."

         Net earnings for the quarter were $1.04 billion or $0.74 per share. Results included a $147 million after-tax restructuring charge related to the company's streamlining of operations and business portfolio. This restructuring charge for the quarter included employee separation costs of $51 million before tax and asset-related charges of $83 million before tax. Net earnings in the year-ago quarter were $893 million, including a $113 million after-tax restructuring charge.

         Core net earnings growth was very strong, increasing 12 percent to $0.84 per share or $1.19 billion for the quarter. Core results exclude restructuring charges, as well as an adjustment to the prior year to remove amortization of goodwill and certain intangibles that is no longer required under the accounting rules. This is the second consecutive quarter with core earnings growth across every business unit and marks a return to total company double-digit earnings growth.


Key Financial Highlights
------------------------

* Core net earnings improvement was driven by operating margin expansion of 280 basis points. Gross margin improvement was exceptional, while marketing, research and administration (MR&A), as a percent of net sales, was fairly stable.
* Core gross margin progress (up 310 basis points) reflects decreased cost of products sold and the benefits of a shift into higher margin businesses. Lower material prices, the benefits of restructuring projects and volume growth, drove the cost decline.
* Core MR&A as a percent of sales increased 30 basis points as overhead cost reductions from restructuring actions were offset by Clairol integration costs and increased marketing investments.
* The company's cash flow from operations for the first nine months of the year was $5.4 billion, representing a $1.6 billion increase over the same period last year. Combined with earnings growth, this increase reflects the benefit of a non-recurring shift in payment timing on certain operating accruals.
* In addition to operating cash flow progress, year-to-date capital spending was down $0.7 billion achieving our long-term six percent of sales target several quarters ahead of expectations.

         For the first nine months of the fiscal year, reported net earnings were $3.44 billion, or $2.45 per share. Results included a $531 million after-tax restructuring charge related to the company's streamlining of operations and business portfolio. This restructuring charge includes employee separation costs of $348 million before tax and asset-related charges of $224 million before tax. Core net earnings were $3.97 billion; core net earnings per share grew seven percent to $2.83, excluding restructuring charges and the prior year amortization of goodwill and certain intangibles. Net sales were $30.1 billion, up three percent, excluding a two percent negative foreign exchange impact.

         The following provides additional perspective on the company's January-March results by business segment:

* Fabric and home care delivered excellent results this quarter. Unit volume increased six percent, driven by growth in North America behind strengthened advertising fundamentals on all of our fabric care brands. The Dawn(R) brand further expanded its U.S. value share leadership in the hand dish market with outstanding share progress in the quarter. Net sales were $2.84 billion, up five percent excluding a three percent negative foreign exchange impact. Net earnings were $472 million, up 36 percent, reflecting a continued focus on disciplined cost management. Operating expansion was achieved through lower material prices, improved marketing efficiencies and savings from restructuring activities.

* Health care continued to deliver excellent results as unit volume increased 16 percent, driven by strength in oral care, pharmaceuticals and pet health and nutrition. Net sales were $1.22 billion, up 13 percent, excluding a two percent negative exchange impact. Crest Whitestrips(R) and Spinbrush(R) were particularly strong in oral care. By the end of the fiscal year, Spinbrush(R) will be available in 20 countries, while shares have continued to grow in the United States market. Net earnings were $124 million, up 36 percent versus last year reflecting volume and sales growth of high margin items, which has funded increased marketing investments.

* Beauty care posted strong results, with double-digit volume, sales and earnings growth, led by hair care and fine fragrances. Unit volume increased 28 percent, driven by the Clairol acquisition. Excluding the impact of acquisitions and divestitures, volume was up four percent behind strength in hair care. Sales grew 21 percent, excluding a three percent negative foreign exchange impact, reaching $2.11 billion. Volume growth was partially offset by mix impacts driven by the Clairol business. Excluding acquisitions and divestitures, net sales were up one percent versus year ago due to unfavorable foreign exchange impacts and a comparison to base period that reflected mix benefits from pipeline volume for premium skincare initiatives. Net earnings were $269 million, up 11 percent. The relationship between earnings and top-line growth reflects mix effects from the Clairol acquisition.

* Net earnings in food and beverage increased behind broad-based cost reductions. Unit volume is showing improvement after a slow start to the fiscal year but is down one percent. Sales were $879 million, lower by five percent excluding a one percent negative foreign exchange impact, as Folgers(R) pricing continued to reflect lower green coffee costs. Net earnings grew strongly, up 18 percent to $79 million.

* Baby, feminine and family care achieved solid earnings growth during the quarter through both volume growth and cost reductions. Unit volume increased four percent behind continuing strength in North America family care across all three major brands (Bounty(R), Charmin(R), Puffs(R)) and strong Pampers(R)growth while feminine care volume was down slightly. Net sales were $2.90 billion, up two percent, excluding a three percent negative foreign exchange impact, as volume growth was partially offset by pricing adjustments to improve consumer value, including commodity-driven price moves. Earnings were $263 million, up 11 percent, including a non-operating gain from a licensing transaction with an unconsolidated joint venture. Excluding this one-time gain, earnings would have been up four percent, reflecting gross margin improvement from manufacturing projects and commodity price reductions that funded increased marketing investment.

Fourth Quarter and Next Fiscal Year Estimates
---------------------------------------------

         For the fourth quarter, the company expects volume to be up in the high single digits. Sales, excluding foreign exchange, are expected to be up in the mid-single digits versus year ago. At current rates, foreign exchange would negatively impact sales by two to three percent. The company projects core earnings per share growth in the low teens reflecting strong volume and higher operating margins. The company will provide full guidance on its 2003 fiscal year in August. Based on preliminary data, however, the company anticipates achieving its long-term sales growth objective of four to six percent. This will likely be toward the low end of the range reflecting the full-year effect of the Crisco(R)/Jif(R) spin merge. Core earnings per share is expected to grow at the company's target rate of double-digits despite expected adverse movements in interest rates and lower income from minor brand divestitures.

         All statements, other than statements of historical fact included in this news release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include the achievement of the business unit volume and income growth projections, the achievement of the company's cost containment goals, the successful integration of the Clairol business, the timely and successful closing of the Jif(R) and Crisco(R) spin/merge transaction, the continued political and/or economic uncertainty in Latin America and the Middle East, any political and/or economic uncertainty due to terrorist activities, as well as factors listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in the company's most recently filed Forms 10-K and 8-Ks.

         P&G markets more than 250 brands including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Olay(R), Clairol Nice `n Easy(R), Herbal Essences(R), Crest(R), Vicks(R) and Actonel(R). P&G employs nearly 106,000 people in more than 80 countries worldwide. For more information about P&G, please visit our website at www.pg.com.

                                      # # #

P&G CONTACTS
------------
Media
-----
Linda L. Ulrey -  (513) 983-8975
Terry E. Loftus - (513) 983-9736

Investor Relations
------------------
John P. Goodwin - (513) 983-2414


P&G will web cast its conference call on Tuesday, April 30, 2002, at 8:30 a.m. to review its third quarter 2001/02 results. The call will last approximately one hour. You may receive the web cast by going to our web site at: http://www.pg.com/investors
---------------------------

Check the Events and Presentation section of the P&G Investor Site for a link to the web cast.

We suggest you check in at least ten minutes in advance of the start time to complete the brief registration process and ensure you are set up to receive the web cast.

                                                THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                                (Amounts in Millions Except Per Share Amounts)
                                                       Consolidated Earnings Information

                                                      -------------------------------------------------------------------
                                                                   Three Months Ended March 31
                                                      -------------------------------------------------------------------
                                                                 % Change                  % Change              % Change
                                                                   Versus  Earnings Before   Versus     Net        Versus
                                                      Net Sales  Year Ago   Income Taxes   Year Ago  Earnings    Year Ago
                                                      -------------------------------------------------------------------
Fabric and Home Care                                     $2,837        2%           $716        40%      $472         36%
Baby, Feminine and Family Care                            2,898       -1%            450        12%       263         11%
Beauty Care                                               2,109       18%            402        13%       269         11%
Health Care                                               1,215       11%            188        31%       124         36%
Food and Beverage                                           879       -6%            132        12%        79         18%
                                                      -------------------------------------------------------------------
    TOTAL BUSINESS SEGMENTS                               9,938        4%          1,888        23%     1,207         23%
Corporate (excluding restructuring costs)                   (53)      n/a           (149)       n/a       (21)        n/a
                                                      -------------------------------------------------------------------
    TOTAL COMPANY - CORE                                  9,885        4%          1,739        13%     1,186         12%
Restructuring Costs                                          15       n/a           (191)       n/a      (147)        n/a
                                                      -------------------------------------------------------------------
    TOTAL COMPANY - REPORTED*                             9,900        4%          1,548        12%     1,039          9%


*Percentages exclude goodwill and indefinite-lived intangible amortization expense and restructuring costs in both years.


                                                      -------------------------------------------------------------------
                                                                    Nine Months Ended March 31
                                                      -------------------------------------------------------------------
                                                                 % Change                  % Change              % Change
                                                                   Versus  Earnings Before   Versus       Net      Versus
                                                      Net Sales  Year Ago    Income Taxes  Year Ago  Earnings    Year Ago
                                                      -------------------------------------------------------------------
Fabric and Home Care                                     $8,687       -1%         $2,041        11%    $1,359         10%
Baby, Feminine and Family Care                            8,920       -1%          1,552        11%       940          9%
Beauty Care                                               5,941        8%          1,301        13%       929         17%
Health Care                                               3,732       15%            662        29%       436         30%
Food and Beverage                                         2,887       -9%            478        10%       304         14%
                                                      -------------------------------------------------------------------
    TOTAL BUSINESS SEGMENTS                              30,167        2%          6,034        13%     3,968         14%
Corporate (excluding restructuring costs)                  (151)      n/a           (255)       n/a         5         n/a
                                                      -------------------------------------------------------------------
    TOTAL COMPANY - CORE                                 30,016        1%          5,779         7%     3,973          7%
Restructuring Costs                                          53       n/a           (690)       n/a      (531)        n/a
                                                      -------------------------------------------------------------------
    TOTAL COMPANY - REPORTED*                            30,069        1%          5,089         2%     3,442          1%


*Percentages exclude goodwill and indefinite-lived intangible amortization expense and restructuring costs in both years.


                                                          JANUARY - MARCH NET SALES INFORMATION
                                                             (Percent Change vs. Year Ago) **

                                                   Volume
                                       ---------------------------
                                               With        Without
                                       Acquisitions/  Acquisitions/                                         Total   Total Impact
                                       Divestitures   Divestitures        FX          Price   Mix/Other    Impact          Ex-FX
                                       -----------------------------------------------------------------------------------------
Fabric and Home Care                            6%             6%         -3%           -1%         0%        2%             5%
Baby, Feminine and Family Care                  4%             4%         -3%           -3%         1%       -1%             2%
Beauty Care                                    28%             4%         -3%            0%        -7%       18%            21%
Health Care                                    16%            17%         -2%            1%        -4%       11%            13%
Food and Beverage                              -1%            -1%         -1%           -3%        -1%       -6%            -5%
   TOTAL COMPANY (Core)                        10%             6%         -3%           -1%        -2%        4%             7%


** These sales percentage changes are approximations based on quantitative formulas that are consistently applied.


CONSOLIDATED STATEMENT OF EARNINGS
----------------------------------


                                                QUARTER
                                                -------
 Millions of dollars (except per share amounts)                              W/O Restructuring Chgs
                                                                          and W/O Goodwill Amortization
                                             JFM 02     JFM 01   % CHG      JFM 02     JFM 01    % CHG
                                           --------   --------   -----    --------   --------    -----
NET SALES                                  $  9,900   $  9,511     4 %    $  9,885   $  9,511      4 %
 COST OF PRODUCTS SOLD                        5,070      5,175    (2)%       4,963      5,073     (2)%
                                           --------   --------            --------   --------
GROSS MARGIN                                  4,830      4,336    11 %       4,922      4,438     11 %
 MARKETING, RESEARCH &  ADMINISTRATION        3,176      3,034     5 %       3,077      2,925      5 %
                                           --------   --------            --------   --------
OPERATING INCOME                              1,654      1,302    27 %       1,845      1,513     22 %
 INTEREST EXPENSE                               146        204                 146        204
 OTHER NON-OPERATING INCOME                      40        227                  40        227
                                           --------   --------            --------   --------
EARNINGS BEFORE INCOME TAXES                  1,548      1,325    17 %       1,739      1,536     13 %
 INCOME TAXES                                   509        432                 553        474

NET EARNINGS                                  1,039        893    16 %       1,186      1,062     12 %
                                           ========   ========            ========   ========
EFFECTIVE TAX RATE                             32.9 %     32.6 %              31.8 %     30.9 %


PER COMMON SHARE:
 BASIC NET EARNINGS                        $   0.78   $   0.66    18 %    $   0.89   $   0.79     13 %
 DILUTED NET EARNINGS                      $   0.74   $   0.63    17 %    $   0.84   $   0.75     12 %
 DIVIDENDS                                 $   0.38   $   0.35            $   0.38   $   0.35
AVERAGE DILUTED SHARES OUTSTANDING          1,405.7    1,404.9             1,405.7    1,404.9



COMPARISONS AS A % OF NET SALES                                  Basis Pt                       Basis Pt
-------------------------------                                     Chg                            Chg
 COST OF PRODUCTS SOLD                         51.2 %     54.4 %              50.2 %     53.3 %
 GROSS MARGIN                                  48.8 %     45.6 %    320       49.8 %     46.7 %    310
 MARKETING, RESEARCH &  ADMINISTRATION         32.1 %     31.9 %              31.1 %     30.8 %
 OPERATING MARGIN                              16.7 %     13.7 %    300       18.7 %     15.9 %    280
 EARNINGS BEFORE INCOME TAXES                  15.6 %     13.9 %              17.6 %     16.1 %
 NET EARNINGS                                  10.5 %      9.4 %              12.0 %     11.2 %

                                                FYTD
                                                ----
 Millions of dollars (except per share amounts)                              W/O Restructuring Chgs
                                                                          and W/O Goodwill Amortization
                                            3/31/02    3/31/01    % CHG    3/31/02    3/31/01    % CHG
                                           --------   --------   ------   --------   --------    -----
NET SALES                                  $ 30,069   $ 29,662      1 %   $ 30,016   $ 29,662      1 %
 COST OF PRODUCTS SOLD                       15,520     15,899     (2)%     15,211     15,653     (3)%
                                           --------   --------            --------   --------
GROSS MARGIN                                 14,549     13,763      6 %     14,805     14,009      6 %
 MARKETING, RESEARCH &  ADMINISTRATION        9,269      8,971      3 %      8,835      8,630      2 %
                                           --------   --------            --------   --------
OPERATING INCOME                              5,280      4,792     10 %      5,970      5,379     11 %
 INTEREST EXPENSE                               453        607                 453        607
 OTHER NON-OPERATING INCOME                     262        624                 262        624
                                           --------   --------            --------   --------
EARNINGS BEFORE INCOME TAXES                  5,089      4,809      6 %      5,779      5,396      7 %
 INCOME TAXES                                 1,647      1,567               1,806      1,672

NET EARNINGS                                  3,442      3,242      6 %      3,973      3,724      7 %
                                           ========   ========            ========   ========
EFFECTIVE TAX RATE                             32.4 %     32.6 %              31.3 %    31.0 %


PER COMMON SHARE:
 BASIC NET EARNINGS                        $   2.58   $   2.42      7 %   $   2.99   $   2.78      8 %
 DILUTED NET EARNINGS                      $   2.45   $   2.29      7 %   $   2.83   $   2.64      7 %
 DIVIDENDS                                 $   1.14   $   1.05            $   1.14   $   1.05
AVERAGE DILUTED SHARES OUTSTANDING          1,402.5    1,408.3             1,402.5    1,408.3



COMPARISONS AS A % OF NET SALES                                  Basis Pt                       Basis Pt
-------------------------------                                     Chg                            Chg
 COST OF PRODUCTS SOLD                         51.6 %    53.6 %               50.7 %    52.8 %
 GROSS MARGIN                                  48.4 %    46.4 %     200       49.3 %    47.2 %     210
 MARKETING, RESEARCH &  ADMINISTRATION         30.8 %    30.2 %               29.4 %    29.1 %
 OPERATING MARGIN                              17.6 %    16.2 %     140       19.9 %    18.1 %     180
 EARNINGS BEFORE INCOME TAXES                  16.9 %    16.2 %               19.3 %    18.2 %
 NET EARNINGS                                  11.4 %    10.9 %               13.2 %    12.6 %
